Sub-Item 77O Rule 10f-3 Transactions

Dreyfus A Bonds Plus, Inc.

On August 10, 2005, Dreyfus A Bonds Plus, Inc. (the “Fund”) purchased $850,000 of Credit Suisse First Boston Corp. – Rated Aa3/A+ - CUSIP # 22541LBK8 (the “Bonds”). The Bonds were purchased from Credit Suisse First Boston Corp., a member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, and affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

Credit Suisse First Boston Corp. Mellon Financial Markets LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus A Bonds Plus, Inc., which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meting held on December 8, 2005.

DAB

PROPOSED RESOLUTION

RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.

## 10F3

| Dreyfus A Bond Plus | Reporting Period | 7/1/05 - 9/30/05 | Portfolio Manager | Catherine Powers |
|---|---|---|---|---|
| | Total Net Assets | 373,159,000 | | |

| Issuer | Affiliated Underwriter | Expected Trade Date | Type of Security | Total Transaction (Shares/Par) | Purchase Price | Purchase Amount | Commission/Spread as % of Offering Price |
|---|---|---|---|---|---|---|---|
| Credit Suisse First Boston Corp. | MFM | 8/10/05 | Corporate | 850,000 | 99.22 | 850,000 | 1.00% |
| | Underwriting Syndicate Dealer | Date of First Offering | Rating of Security | Issue Size | % of Issue Size Purchased by Above Fund | % of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund | % of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%) |
| | Credit Suisse First Boston Corp, Mellon Financial Services | 8/10/05 | Aa3/A+ | 1,750,000,000 | 0.05% | 0.23% | 1.43% |
| | CONDITIONS | Was Price Paid the same as other Purchasers? | Was Security Purchased on Offer Date? | Was Issuer in continuous operation for at least 3 years? | Was Offering part of firm commitment by Underwriter? | Did Affiliated Underwriter benefit directly from purchase? | Was Commission or spread paid reasonable as compared to other transactions with non-affiliated parties? |
| | | yes | yes | yes | yes | no | yes |

**Certification**

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

| [illegible] | Catherine Powers (signature) | Date | 10/27/05 |
|---|---|---|---|

Sub-Item 77O Rule 10f-3 Transactions

Dreyfus A Bonds Plus, Inc.

On November 28, 2005, Dreyfus A Bonds Plus, Inc. (the “Fund”) purchased $437,661 of HJ Heinz Co. 6.428% 12/01/2008 – Rated A- – CUSIP #423074AH6 (the “Bonds”). The Bonds were purchased from JP Morgan, a member of the underwriting syndicate offering the Bonds, from their account. Mellon Financial Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

ABN Amro Securities ANZ Bank Bank of America BNP Paribas HSBC Securities JP Morgan Mellon Financial Markets LLC Mitsubishi PNC Bank Union Bank of Switzerland

Accompanying this statement are materials presented to the Board of Directors of Dreyfus A Bonds Plus, Inc., which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meting held on March 9, 2006.

DAB

PROPOSED RESOLUTION

RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.

# RULE 10f-3 Transactions

| | |
|---|---|
| Dreyfus A Bond Plus Inc. | |

| | |
|---|---|
| Reporting Period | 10/01/05-12/31/05 |
| Total Net Assets | 354,340,700 |

| | |
|---|---|
| Portfolio Manager | Cathy Powers |

| Security purchased | Cusip/Sedol | Type of Offering | Lead Underwriter | Broker Dealer Purchased From | Expected Trade Date | Type of Security | Total Transaction (Shares/Par) | Purchase Price | Purchase Amount | Commission/Spread as % of Offering Price |
|---|---|---|---|---|---|---|---|---|---|---|
| HJ Heinz Co 6.428% 12/01/2008 | 423074AH6 | Remarketing of a previous deal. | JP Morgan | JP Morgan | 11/28/05 | Corporate | 425,000 | 102.98 | 437,661 | 0.34% |
| | | | **Affiliated Underwriter** | **Other Syndicate members** | **Date of First Offering** | **Rating of Security** | **Issue Size** | **% of Issue Size Purchased by Above Fund** | **% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund** | **% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)** |
| | | | MFM | ABN Amro Securites, ANZ Bank, Bank of America, BNP Paribas, HSBC Securities, PNC Bank, Union Bank of Switzerland, Mitsubishi | 11/28/05 | A- | 800,000,000 | 0.05% | 0.12% | 3.75% |
| | | | | | **Was Price Paid the same as other Purchasers?** | **Was Security Purchased on Offer Date?** | **Was Issuer in continuous operation for at least 3 years?** | **Was Offering part of Firm commitment?** | **Did Affiliated Underwriter benefit directly or indirectly from purchase?** | **Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?** |
| | | | | | yes | yes | yes | yes | no | yes |

**Certification**

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

| | | | | | | |
|---|---|---|---|---|---|---|
| SIGNED | | | | [signature] | DATE | 1/23/06 |

1/23/2006